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                                                                  Exhibit 2.1(b)

                          PURCHASE AND SALE AGREEMENT
                                 AND ASSIGNMENT
                        OF LIMITED PARTNERSHIP INTEREST

                  THIS AGREEMENT and ASSIGNMENT, dated as of August 28, 1997, by and between [Name of Class A Limited Partner], a [type of entity] having an address at [address of Class A Limited Partner] ("Assignor") and IHP Investment Company, L.L.C., a Delaware limited liability company having an address at Foster Plaza Ten, 680 Andersen Drive, Pittsburgh, Pennsylvania 15220 ("Assignee").

                              W I T N E S S E T H:

                  WHEREAS, Assignor holds a [number of units] units of limited partnership in IHP Holdings Partnership, L.P. (the "Partnership"), a Pennsylvania limited partnership organized pursuant to that certain Agreement of Limited Partnership of IHP Holdings Partnership, L.P. dated as of July 9, 1997, as amended and restated as of August 28, 1997 (the "Partnership Agreement"); and

                  WHEREAS, Assignor desires to transfer and assign its entire limited partnership interest in the Partnership to Assignee on the terms and conditions hereinafter set forth, and Assignee is willing to accept such assignment;

                  NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby covenant and agree as follows:

                  1. For the consideration described in Paragraph 5 hereof, Assignor hereby transfers and assigns to Assignee Assignor's entire limited partnership interest equal to a [percentage interest] limited partnership interest in the Partnership, and Assignee hereby assumes the proportionate share of all liabilities, duties and obligations of Assignor under the Partnership Agreement attributable to Assignor's limited partnership interest in the Partnership herein assigned.

                  2. Assignor represents and warrants to Assignee that (i) Assignor has good, valid and unencumbered title to the limited partnership interest in the Partnership herein assigned, (ii) the execution, delivery and performance of this Agreement has been duly authorized by all required action of Assignor's board of directors and shareholders, and no further action is necessary to authorize this Agreement by Assignor, (iii) this Agreement does not conflict with, constitute a breach of, or violate any obligations or agreements to which Assignor is bound or subject and no consent or approval of any person is required for Assignor's assignment as provided herein.



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                  3. Assignee represents and warrants to Assignor that, except as contained in the immediately preceding paragraph 2, it has received no representations or warranties from Assignor or Assignor's agents or representatives regarding the Partnership or its assets, and that it has acquired the limited partnership interest herein assigned solely for investment on the basis of its own investigation.

                  4. Assignor and Assignee each represent to the other that this Agreement constitutes their respective legal, valid and binding obligation, enforceable by the other against each of them. All representations and warranties shall survive the transfer of the interest to Assignee.

                  5. Assignor and Assignee acknowledge and agree that the total consideration paid by Assignee for Assignor's limited partnership interest in the Partnership herein assigned consists of (i) $230,000 per unit in cash paid by Assignee to Assignor, receipt of which is hereby acknowledged, and (ii) Assignee's assumption of, or the taking subject to, the proportionate share of all the liabilities, duties and obligations of Assignor under the Partnership Agreement attributable to Assignor's limited partnership interest in the Partnership herein assigned.

                  6. Concurrently with the execution of this Agreement, IHP Investment Company, L.L.C., as General Partner of the Partnership, shall remove Assignor as a limited partner of the Partnership and admit Assignee as a limited partner in Assignor's place and stead.

                  7. Assignor agrees to complete and execute the certification attached hereto as Annex A and to deliver such certification to Assignee simultaneously herewith.

                  8. Assignor and Assignee agree to execute, acknowledge and record such other documents, and to take such other action, as may be reasonably necessary or appropriate to carry out the intent of this Agreement. Assignor hereby authorizes Assignee to execute on Assignor's behalf any amendment to the Partnership Agreement reflecting the transfer herein by Assignor to Assignee.

                  9. This instrument shall be governed by the laws of the State of New York without reference to choice or conflict of law principles.

                  10. This instrument shall bind the parties and their successors and assigns.

                  11. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which together shall be considered one and the same instrument.

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                  IN WITNESS WHEREOF, Assignor and Assignee have executed this
Agreement as of the date first set forth above.

                                     ASSIGNOR:

                                     [Name of Class A Limited Partner]

                                     By: /s/ [NAME OF CLASS A LIMITED PARTNER]
                                         -------------------------------------

                                     ASSIGNEE:

                                     IHP INVESTMENT COMPANY, L.L.C.

                                     By: /s/ J. WILLIAM RICHARDSON
                                         ---------------------------
                                        Name:  J. William Richardson
                                        Title: Vice President

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                                                                         ANNEX A

                           CERTIFICATION OF ASSIGNOR

         1.       If Assignor is an individual, please complete the following:

                  Section 1445 of the Internal Revenue Code provides a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform the Assignee that withholding of tax is not required upon my disposition of a U.S. real property interest, the undersigned hereby certifies the following:

                  (i) I am not a nonresident alien for purposes of U.S. income taxation;

                  (ii) My U.S. Tax Identification Number (if any) is __________ ______________________ and my U.S. Social Security Number (if any) is _______________________; and

                  (iii) My addresses are as follows:

                  Home (if applicable): ______________________________________
                  ____________________________________________________________

                  Business: __________________________________________________
                  ____________________________________________________________

                  Telephone Number:

                  Home (if applicable):_______________________________________

                  Business:_______________________________________

                  I understand that this certification may be disclosed to the Internal revenue Service by the Assignee and that any false statement I have made here could be punished by fine, imprisonment or both.

                  Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete.

         2.       If Assignor is an entity, please complete the following:

                  Section 1445 of the Internal Revenue Code provides a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the Assignee that withholding of tax is not required upon the disposition of a U.S. real property interest, the undersigned hereby certifies the following on behalf of the Assignor:

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                  (i) The Assignor is not a foreign corporation, foreign
                  partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

                  (ii) The Assignor's U.S. employer identification number is __________; and

                  (iii) The Assignor's office address is_____________________
                  ______________________________.

                  The Assignor understands that this certification may be disclosed to the Internal revenue Service by the Assignee and that any false statement I have made here could be punished by fine, imprisonment or both.

                  Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Assignor.

                               ASSIGNOR: [Name of Class A Limited Partner]

                               By: /s/ [NAME OF CLASS A LIMITED PARTNER]
                                   --------------------------------------


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